Exhibit 99.1

                     UnionBanCal Corporation Reports Third
                    Quarter 2006 Earnings Per Share of $1.21


    SAN FRANCISCO--(BUSINESS WIRE)--Oct. 19, 2006--UnionBanCal
Corporation (NYSE:UB):



Third Quarter 2006 Highlights:

-- Strong year-over-year organic loan growth
    -- Average total loans up 12 percent
    -- Average commercial loans up 16 percent
    -- Average residential mortgage loans up 11 percent
-- Annualized average all-in cost of funds of 2.11 percent
-- Average noninterest bearing deposits comprised 42 percent of average total deposits
-- Nonperforming assets were 0.09 percent of total assets at quarter-end


    UnionBanCal Corporation (NYSE:UB) today reported third quarter 2006 net income of $170.7 million, or $1.20 per diluted common share, compared with $1.26 per diluted common share a year earlier. Income from continuing operations was $171.9 million, or $1.21 per diluted common share, compared with $1.36 per diluted common share a year earlier. Income from continuing operations for third quarter 2005 included a $10 million, or $0.04 per diluted common share, negative loan loss provision associated with the sale of the international correspondent banking business and $9 million, or $0.06 per diluted common share, in income tax adjustments. Adjusting for these two items, income from continuing operations for third quarter 2005 was $1.26 per diluted common share.

    For the first nine months of 2006, net income was $527 million, or $3.65 per diluted common share, compared with $3.74 per diluted common share for the first nine months of 2005. Income from continuing operations was $536 million, or $3.71 per diluted common share, compared with $3.84 per diluted common share for the first nine months of 2005. Income from continuing operations for the first nine months of 2006 included stock option expense of $17.3 million, or $0.07 per diluted common share, versus none in the comparable period in 2005.

    "Third quarter results were generally in line with our expectations," stated Takashi Morimura, President and Chief Executive Officer. "We continued to generate strong loan growth, and credit quality continued to be excellent. At the same time, we continued to be adversely impacted by unfavorable deposit mix and deposit pricing trends."

    Added Chief Operating Officer Philip Flynn, "We are pleased with the balanced growth we are generating in the loan portfolio. However, excellent lending results for the quarter were offset by the effects of a very competitive deposit market. Short-term profitability is being negatively affected as customers shift deposit balances to higher rate products, and as deposit rates continue to increase faster than loan yields. Despite these current challenges, our deposit franchise remains healthy and profitable, and well-positioned for the long run. We continue to be among the industry leaders in noninterest bearing deposit mix, core deposit mix, average all-in cost of funds, and net interest margin. We believe our balanced business model will continue to produce solid long-term results."

    Summary of Third Quarter Results from Continuing Operations

    For third quarter 2006, income from continuing operations was $171.9 million, or $1.21 per diluted common share, compared with $1.36 per diluted common share a year earlier. Total revenue was flat, compared with third quarter 2005. A 2.4 percent increase in noninterest income was offset by a 1 percent decrease in net interest income. The decrease in net interest income was primarily due to a deposit mix shift reflecting customer decisions to shift balances from noninterest bearing and low-cost deposits into higher-cost deposits. The unfavorable deposit mix change offset strong loan growth. The total provision for credit losses was zero, compared with negative $15 million in third quarter last year. Of the negative $15 million total provision for credit losses recognized in third quarter 2005, negative $10 million was related to the sale of the international correspondent banking business, now a discontinued operation. For third quarter 2006, noninterest expense was up 5 percent from the same quarter a year ago. Adjusting for the impact of stock option expense, which commenced January 1, 2006, and a $3.2 million decline in foreclosed asset income, noninterest expense increased 3 percent. The effective tax rate was higher in third quarter 2006 due to $9 million in income tax adjustments recorded in third quarter 2005.

    Adjusting for the negative $10 million provision related to the discontinued operation, $3.4 million in foreclosed asset income, and the $9 million of tax adjustments, income from continuing operations was $1.25 per diluted common share for third quarter 2005. Adjusting for the $6 million of stock option expense and $0.2 million in foreclosed asset income recorded in third quarter this year, income from continuing operations was $1.23 per diluted common share for third quarter 2006. Therefore, on an adjusted basis, income from continuing operations for third quarter 2006 declined 2 cents, or 1.6 percent, compared with third quarter 2005.

    Third Quarter Total Revenue From Continuing Operations

    For third quarter 2006, total revenue (taxable-equivalent net interest income plus noninterest income) was $678 million, flat compared with third quarter 2005. Net interest income decreased 1.0 percent, and noninterest income increased 2.4 percent. Compared with second quarter 2006, total revenue decreased 1.5 percent, with net interest income decreasing 1.8 percent and noninterest income decreasing 0.9 percent.

    Third Quarter Net Interest Income (Taxable-equivalent) From
Continuing Operations

    Net interest income was $461 million in third quarter 2006, down $5 million, or 1.0 percent, from the same quarter a year ago, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by solid growth in loans and higher yields on earning assets.

    Average earning assets increased $2.5 billion, or 5.7 percent, compared to last year, primarily due to a $3.8 billion, or 11.8 percent, increase in average loans. Average commercial loans increased $1.8 billion, or 15.6 percent; average residential mortgages increased $1.2 billion, or 11.2 percent; and average construction loans increased $0.7 billion, or 53.3 percent. The increase in construction loans is primarily related to income properties, where business fundamentals continue to be very healthy. Average securities declined $1.4 billion, or 14.2 percent.

    Compared to third quarter 2005, average interest bearing deposits increased $2.7 billion, or 12.8 percent, while average noninterest bearing deposits decreased $2.4 billion, or 12.4 percent. The decline in noninterest bearing deposits was primarily due to a $1.1 billion, or 8.2 percent, decrease in average other commercial noninterest bearing deposits and a $1.0 billion, or 29.8 percent, decrease in average title and escrow deposits. Average other commercial noninterest bearing deposits declined primarily due to changes in customer behavior in response to rising short-term interest rates, and average title and escrow deposits decreased due to lower residential real estate activity. Average consumer noninterest bearing deposits decreased $311 million, or 9.6 percent.

    Average noninterest bearing deposits represented 41.9 percent of average total deposits in third quarter 2006. The annualized average all-in cost of funds was 2.11 percent, reflecting the Company's strong average core deposit-to-loan ratio of 94 percent and the high proportion of noninterest bearing deposits to total deposits.

    The average yield on earning assets of $45.9 billion was 6.06 percent, up 85 basis points over third quarter 2005, with the average loan yield increasing 66 basis points. The average rate on interest bearing liabilities of $27.7 billion was 3.41 percent, up 165 basis points compared with third quarter 2005, reflecting higher short-term interest rates, an unfavorable change in deposit mix, and heightened competition for deposits. Average interest bearing deposits were $23.6 billion and the weighted average rate was 3.07 percent. Average core deposits funded 73.9 percent of average earning assets in the third quarter. The net interest margin in third quarter 2006 was 4.00 percent, compared with 4.27 percent in third quarter 2005.

    On a sequential quarter basis, net interest income decreased $8 million, or 1.8 percent. Average loans increased $0.8 billion, or 2.3 percent. Average commercial loans increased $282 million, or 2.2 percent; average residential mortgages increased $238 million, or 2.0 percent; and average construction loans increased $267 million, or
15.5 percent. Average noninterest bearing deposits decreased $553 million, or 3.2 percent, with commercial noninterest bearing deposits decreasing $316 million, partially due to a $59 million decrease in title and escrow deposits, and consumer noninterest bearing deposits decreasing $237 million, or 7.5 percent. The average yield on earning assets increased 11 basis points and the average rate on interest bearing liabilities increased 46 basis points. The net interest margin decreased 23 basis points to 4.00 percent.

    Third Quarter Noninterest Income From Continuing Operations

    In third quarter 2006, noninterest income was $217 million, up $5 million, or 2.4 percent, from the same quarter a year ago. Service charges on deposit accounts decreased $6 million, or 6.8 percent, primarily due to lower account analysis fees, stemming from an increase in the earnings credit rate on deposit balances and lower noninterest bearing deposit balances. Trust and investment management fees increased $4 million, or 9.3 percent, primarily due to an increase in trust assets.

    Compared with the preceding quarter, third quarter 2006 noninterest income decreased $2 million, or 0.9 percent, primarily due to declines in service charges on deposit accounts.

    Third Quarter Noninterest Expense From Continuing Operations

    Noninterest expense for third quarter 2006 was $417 million, an increase of $20 million, or 5.1 percent, over third quarter 2005. Salaries and employee benefits expense increased $8.5 million, or 3.6 percent, primarily due to higher stock option expense, annual merit increases and higher employee count, partially offset by lower incentive and bonus expense and lower accruals for workers' compensation expense. Stock option expense was $5.7 million, compared with none in third quarter 2005. Outside services expense increased $3.4 million, or 11.8 percent, primarily due to higher trust administration expenses. Advertising and public relations expense increased $2.6 million, or 28.7 percent, primarily due to increased advertising and marketing activity in response to the competitive deposit market. Foreclosed asset income was $3.2 million lower than in prior year. There was no provision for off-balance sheet commitments in third quarter 2006 or third quarter 2005.

    Excluding the effect of stock option expense and lower foreclosed asset income, noninterest expense increased $11.4 million, or 2.9 percent, compared with prior year.

    Compared with second quarter 2006, noninterest expense increased $4 million, or 1.0 percent. Salaries and employee benefits expense decreased $4.0 million, or 1.6 percent, primarily due to a $4.4 million decrease in incentive and bonus expense in the third quarter. Professional services expense decreased $4.9 million, or 28.6 percent, partially due to lower compliance-related expense. Foreclosed asset income was $7.6 million lower than in second quarter 2006. There was no provision for off-balance sheet commitments, compared with negative $4 million in second quarter 2006.

    Excluding the $7.6 million decrease in foreclosed asset income and the $4 million negative off-balance sheet commitment provision in second quarter, noninterest expense declined $7.6 million, or 1.8 percent, on a sequential quarter basis.

    Income Tax Expense From Continuing Operations

    The effective tax rate for third quarter 2006 was 33.6 percent, compared with an effective tax rate of 31.7 percent for third quarter 2005. Third quarter 2005 income tax expense was reduced by approximately $9 million, primarily as a result of the adjustment of California state taxes to reflect tax returns filed on the worldwide unitary method, and the recognition of California Enterprise Zone tax credits for which the Company qualified during the quarter.

    Year-to-Date Results From Continuing Operations

    Total revenue was $2.1 billion in the first nine months of 2006, an increase of $67 million, or 3.4 percent, compared with the same period of 2005. Net interest income increased 2.5 percent, and noninterest income increased 5.3 percent.

    Net interest income was $1.4 billion in the first nine months of 2006, a $34 million, or 2.5 percent, increase from prior year, primarily due to growth in earning assets. Average loans increased $4.3 billion, or 13.8 percent, while the net interest margin decreased 8 basis points, to 4.19 percent. Average total deposits increased $0.4 billion, or 1.1 percent, primarily due to a $1.9 billion increase in average interest bearing deposits, offset by a $1.4 billion, or 7.7 percent, decrease in average noninterest bearing deposits. This deposit mix shift was due to changes in customer behavior in response to rising short-term interest rates.

    Noninterest income in the first nine months of 2006 was $654 million, an increase of $33 million, or 5.3 percent, over the same period in 2005. Service charges on deposit accounts decreased $1 million, or 0.5 percent. Trust and investment management fees increased $19 million, or 15.0 percent, primarily due to growth in trust assets and a refinement in accrual methodology implemented in first quarter 2006. Insurance commissions decreased $5 million, or 7.8 percent, partially due to lower contingent commissions. Merchant banking fees decreased $7 million, or 20.6 percent, primarily due to a lower volume of transactions completed in 2006. Securities gains (losses), net, were $1.8 million, compared with $(13.3) million in the same period in 2005.

    For the first nine months of 2006, noninterest expense increased $67 million, or 5.6 percent, over the first nine months of 2005. Salaries and employee benefits expense increased $44 million, or 6.3 percent, primarily due to $17.3 million in stock option expense in the current year, merit increases, higher employee count, and higher contract labor expense, reflecting compliance-related initiatives. Outside services expense increased $15 million, or 19.6 percent, primarily due to higher trust administration expenses and higher cost of services related to title and escrow balances, stemming from a higher earnings credit rate in the first nine months of 2006. Professional services expense increased $8 million, or 21.1 percent, primarily due to higher compliance-related expense. The provision for off-balance sheet commitments was negative $7 million, compared with negative $1 million in the first nine months of 2005.

    Credit Quality

    Nonperforming assets at September 30, 2006, were $48 million, or
0.09 percent of total assets. This compares with $36 million, or 0.07 percent of total assets, at June 30, 2006, and $38 million, or 0.07 percent of total assets, at September 30, 2005.

    In third quarter 2006, the total provision for credit losses was zero. The total provision for credit losses was negative $5 million in second quarter 2006 and negative $15 million in third quarter 2005. In third quarter 2006, net charge-offs were $2 million, compared with net charge-offs of $10 million in second quarter 2006, and net charge-offs of $16 million in third quarter 2005.

    At September 30, 2006, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.14 percent and 850 percent, respectively. These ratios were 1.17 percent and 1130 percent, respectively, at June 30, 2006, and 1.39 percent and 1272 percent, respectively, at September 30, 2005.

    Balance Sheet and Capital Ratios

    At September 30, 2006, the Company had total assets of $52 billion. Total loans were $35.7 billion and total deposits were $41.8 billion, resulting in a period-end deposit-to-loan ratio of 117 percent. Core deposits totaled $34.6 billion at quarter-end, representing 97 percent of total loans. At period-end, total stockholders' equity was $4.7 billion, the tangible equity ratio was
8.09 percent, and the ratio of tangible common equity to risk-weighted assets was 8.50 percent. Book value per share at September 30, 2006, was $33.17, up 10.3 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 8.69 percent and 11.75 percent, respectively.

    Stock Repurchases

    During third quarter 2006, the Company repurchased 2.3 million shares of common stock at a total price of $143 million, or an average of $61.04 per repurchased share. For the first nine months of 2006, the Company repurchased 5.3 million shares of common stock at a total price of $344 million, or an average of $65.29 per repurchased share. At September 30, 2006, the Company had remaining repurchase authority of $259 million.

    Common shares outstanding at September 30, 2006, were 140.3 million, a decrease of 4.3 million shares, or 2.9 percent, from one year earlier.

    Discontinued Operations

    On September 22, 2005, the Company announced the signing of a definitive agreement to sell its international correspondent banking business to Wachovia Bank, N.A. Commencing in third quarter 2005, all results of the international correspondent banking business have been reported as a discontinued operation and all prior periods have been restated to reflect this accounting treatment. All of the assets and liabilities of the discontinued operations have been separately identified on the consolidated balance sheets (see Exhibit 4) and the average net assets or liabilities of the discontinued operations are reflected in the analysis of net interest margin (see Exhibits 6, 7 and 8).

    In the third quarter of 2006, the Company recorded a net loss from discontinued operations of $1.2 million, or $0.01 per diluted common share.

    Fourth Quarter 2006 Earnings Per Share Forecast

    The Company currently estimates that fourth quarter 2006 fully diluted earnings per share from continuing operations will be in the range of $1.03 to $1.08, including estimated stock option expense of $0.02 per share and a total provision for credit losses of $5 million, or $0.02 per share. The Company currently estimates income from discontinued operations of $0.01 per fully diluted share in the fourth quarter of 2006. Therefore, net income per diluted common share is expected to be in the range of $1.04 to $1.09.

    Non-GAAP Financial Measures

    This press release contains certain references to financial measures identified as being stated on an "adjusted basis" or that adjust for or exclude stock option expense, foreclosed asset income, negative off-balance sheet commitment provision, negative loan loss provision associated with the sale of the international correspondent banking business, a discontinued operation, and tax adjustments, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings forecasts, trends in deposit rates and balances and their impact on the Company, and the Company's loan portfolio, business model, competitive positioning and earnings power.

    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; competition in the banking and financial services industries; deposit pricing pressures; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; legal or regulatory proceedings; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review third quarter results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on October 20, 2006. Interested parties calling from locations within the United States should call 800-230-1059 (612-332-0530 from outside the United States) 10 minutes prior to the beginning of the conference.

    A live webcast of the call will be available at http://www.uboc.com. You may access the Investor Relations section of the website via the "About Union Bank" link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.

    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), October 20, through 11:59 PM Pacific Time, October 27 (2:59 AM Eastern Time, October 28). The reservation number for this playback is 843391.

    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $52 billion at September 30, 2006. Its primary subsidiary, Union Bank of California, N.A., had 320 banking offices in California, Oregon and Washington, and 2 international offices at September 30, 2006.



               UnionBanCal Corporation and Subsidiaries
                 Financial Highlights (Unaudited) (1)
                              Exhibit 1

                                                    Percent Change to
             As of and for the Three Months Ended   September 30, 2006
                                                           from
            -------------------------------------- -------------------
              Sept. 30,    June 30,     Sept. 30,   Sept. 30, June 30,
(Dollars in
 thousands,
 except per
 share
 data)         2005         2006         2006        2005      2006
----------- ------------ ------------ ------------ --------- ---------
Results
of oper-
ations:
Net
 interest
 income (2)    $465,193     $469,000     $460,596    (0.99%)   (1.79%)
Noninterest
 income         212,188      219,228      217,255      2.39%   (0.90%)
            ------------ ------------ ------------
Total
 revenue        677,381      688,228      677,851      0.07%   (1.51%)
Noninterest
 expense        396,696      413,030      417,021      5.12%     0.97%
Reversal of
 allowance
 for loan
 losses         (15,000)      (1,000)           -  (100.00%) (100.00%)
            ------------ ------------ ------------
Income from
 continuing
 operations
 before
 income
 taxes (2)      295,685      276,198      260,830   (11.79%)   (5.56%)
Taxable-
 equivalent
 adjustment       1,051        1,358        1,872     78.12%    37.85%
Income tax
 expense         93,388       92,203       87,048    (6.79%)   (5.59%)
            ------------ ------------ ------------
Income from
 continuing
 operations    $201,246     $182,637     $171,910   (14.58%)   (5.87%)
Income/
(loss) from
 dis-
continued
 operations     (15,961)         274       (1,204)    92.46%    nm
            ------------ ------------ ------------
Net income     $185,285     $182,911     $170,706    (7.87%)   (6.67%)
            ============ ============ ============

Per common
 share:
Basic
 earnings:
From
 continuing
 operations       $1.39        $1.28        $1.22   (12.23%)   (4.69%)
  Net
   income          1.28         1.28         1.21    (5.47%)   (5.47%)
Diluted
 earnings:
From
 continuing
 operations        1.36         1.26         1.21   (11.03%)   (3.97%)
  Net
   income          1.26         1.26         1.20    (4.76%)   (4.76%)
Dividends
 (3)               0.41         0.47         0.47     14.63%     0.00%
Book value
 (end of
 period)          30.07        32.34        33.17     10.31%     2.57%
Common
 shares
 out-
standing
 (end of
 period)    144,584,972  142,533,794  140,326,737    (2.95%)   (1.55%)
Weighted
 average
 common
 shares
 out-
standing -
 basic      144,459,465  142,723,271  140,941,823    (2.44%)   (1.25%)
Weighted
 average
 common
 shares
outstanding
 - diluted  147,613,377  144,878,447  142,568,400    (3.42%)   (1.59%)

Balance
 sheet (end
 of
 period):
Total
 assets (4) $51,298,842  $50,800,136  $52,013,256      1.39%     2.39%
Total loans  32,004,747   34,747,833   35,673,469     11.46%     2.66%
Non-
performing
 assets          37,507       36,351       47,803     27.45%    31.50%
Total
 deposits    41,648,355   40,544,251   41,820,206      0.41%     3.15%
Stock-
holders'
 equity       4,346,956    4,608,908    4,654,789      7.08%     1.00%

Balance
 sheet
 (period
 average):
Total
 assets     $48,212,029  $49,329,374  $50,777,419      5.32%     2.94%
Total loans  32,177,816   35,146,976   35,965,823     11.77%     2.33%
Earning
 assets      43,371,177   44,358,594   45,854,645      5.73%     3.37%
Total
 deposits    40,293,528   39,692,052   40,582,139      0.72%     2.24%
Stock-
holders'
 equity       4,275,122    4,539,476    4,578,635      7.10%     0.86%

Financial
 ratios
 (5):
Return on
 average
 assets
 (6):
From
 continuing
 operations        1.66%        1.49%        1.34%
  Net
   income          1.52%        1.49%        1.33%
Return on
 average
 stock-
holders'
 equity
 (6):
From
 continuing
 operations       18.68%       16.14%       14.90%
  Net
   income         17.19%       16.16%       14.79%
Efficiency
 ratio (7)        59.07%       61.73%       61.55%
Net
 interest
 margin (2)        4.27%        4.23%        4.00%
Dividend
 payout
 ratio            29.50%       36.72%       38.52%
Tangible
 equity
 ratio             7.57%        8.19%        8.09%
Tier 1
 risk-based
 capital
 ratio (4)
 (8)               8.88%        8.92%        8.69%
Total risk-
 based
 capital
 ratio (4)
 (8)              10.86%       12.05%       11.75%
Leverage
 ratio (4)
 (8)               7.96%        8.74%        8.47%
Allowances
 for credit
 losses to
 total
 loans (9)         1.39%        1.17%        1.14%
Allowances
 for credit
 losses
to
 nonaccrual
 loans (9)      1272.29%     1130.05%      850.01%
Net loans
 charged
 off to
 average
total loans
 (6)               0.20%        0.12%        0.02%
Non-
performing
 assets to
 total
 loans and
foreclosed
 assets            0.12%        0.10%        0.13%
Non-
performing
 assets to
 total
 assets (4)        0.07%        0.07%        0.09%

-----------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                 Financial Highlights (Unaudited) (1)
                              Exhibit 2

                                                             Percent
                                                              Change
                                                                 to
                                    As of and for the Nine   September
                                          Months Ended        30, 2006
                                                                from
                                   ------------------------- ---------
                                    September    September   September
                                        30,          30,        30,
(Dollars in thousands, except per
 share data)                          2005         2006        2005
---------------------------------- ------------ ------------ ---------
Results of operations:
Net interest income (2)             $1,361,638   $1,395,937      2.52%
Noninterest income                     621,367      654,393      5.32%
                                   ------------ ------------
Total revenue                        1,983,005    2,050,330      3.40%
Noninterest expense                  1,178,048    1,244,595      5.65%
Reversal of allowance for loan
 losses                                (40,683)      (8,000)  (80.34%)
                                   ------------ ------------
Income from continuing operations
before income taxes (2)                845,640      813,735    (3.77%)
Taxable-equivalent adjustment            3,124        4,478     43.34%
Income tax expense                     274,041      273,255    (0.29%)
                                   ------------ ------------
Income from continuing operations $568,475 $536,002 (5.71%) Income/(loss) from discontinued
 operations                            (14,031)      (9,440)    32.72%
                                   ------------ ------------
Net income                            $554,444     $526,562    (5.03%)
                                   ============ ============

Per common share:
Basic earnings:
  From continuing operations             $3.91        $3.76    (3.84%)
  Net income                              3.82         3.70    (3.14%)
Diluted earnings:
  From continuing operations              3.84         3.71    (3.39%)
  Net income                              3.74         3.65    (2.41%)
Dividends (3)                             1.18         1.35     14.41%
Book value (end of period)               30.07        33.17     10.31%
Common shares outstanding (end of
 period)                           144,584,972  140,326,737    (2.95%)
Weighted average common shares
outstanding - basic                145,325,640  142,371,445    (2.03%)
Weighted average common shares
outstanding - diluted              148,062,139  144,451,516    (2.44%)

Balance sheet (end of period):
Total assets (4)                   $51,298,842  $52,013,256      1.39%
Total loans                         32,004,747   35,673,469     11.46%
Nonperforming assets                    37,507       47,803     27.45%
Total deposits                      41,648,355   41,820,206      0.41%
Stockholders' equity                 4,346,956    4,654,789      7.08%

Balance sheet (period average):
Total assets                       $47,342,684  $49,426,668      4.40%
Total loans                         30,843,202   35,100,506     13.80%
Earning assets                      42,575,954   44,481,217      4.48%
Total deposits                      39,304,760   39,716,972      1.05%
Stockholders' equity                 4,209,884    4,552,410      8.14%

Financial ratios (5):
Return on average assets (6):
  From continuing operations              1.61%        1.45%
  Net income                              1.57%        1.42%
Return on average stockholders'
 equity (6):
  From continuing operations             18.05%       15.74%
  Net income                             17.61%       15.46%
Efficiency ratio (7)                     59.74%       61.79%
Net interest margin (2)                   4.27%        4.19%
Dividend payout ratio                    30.18%       35.90%
Tangible equity ratio                     7.57%        8.09%
Tier 1 risk-based capital ratio
 (4) (8)                                  8.88%        8.69%
Total risk-based capital ratio (4)
 (8)                                     10.86%       11.75%
Leverage ratio (4) (8)                    7.96%        8.47%
Allowance for credit losses to
 total loans (9)                          1.39%        1.14%
Allowance for credit losses to
 nonaccrual loans (9)                  1272.29%      850.01%
Net loans charged off (recovered)
   to average total loans (6)           (0.02%)        0.06%
Nonperforming assets to total
 loans and
  foreclosed assets                       0.12%        0.13%
Nonperforming assets to total
 assets (4)                               0.07%        0.09%

----------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
     Condensed Consolidated Statements of Income (Unaudited) (1)
                      (Taxable-Equivalent Basis)
                              Exhibit 3




                  For the Three Months Ended    For the Nine Months
                                                        Ended
                 ----------------------------- -----------------------
                 Sept. 30, June 30,  Sept. 30,      September 30,
(Dollars in
 thousands,
 except per
 share data)         2005      2006      2006        2005        2006
---------------- --------- --------- --------- ----------- -----------
Interest Income
 (2)
  Loans          $461,892  $548,017  $575,799  $1,305,807  $1,636,804
  Securities       98,056   104,008   108,609     302,339     309,968
  Interest
   bearing
   deposits in
   banks              303       423       411       1,432       1,570
  Federal funds
   sold and
   securities
   purchased
   under resale
   agreements       6,777     4,725    12,024      14,406      20,594
  Trading
   account
   assets           1,115     1,685     1,832       3,072       5,047
                 --------- --------- --------- ----------- -----------
    Total
     interest
     income       568,143   658,858   698,675   1,627,056   1,973,983
                 --------- --------- --------- ----------- -----------

Interest Expense
  Deposits         82,796   143,677   182,298     206,048     441,284
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements         294     8,455     4,891       9,330      22,148
  Commercial
   paper            9,394    19,137    20,835      21,761      52,420
  Medium and
   long-term
   debt             8,520    16,875    21,974      22,511      49,246
  Trust notes         239       238       239         715         715
  Other borrowed
   funds            1,707     1,476     7,842       5,053      12,233
                 --------- --------- --------- ----------- -----------
    Total
     interest
     expense      102,950   189,858   238,079     265,418     578,046
                 --------- --------- --------- ----------- -----------

Net Interest
 Income (2)       465,193   469,000   460,596   1,361,638   1,395,937
  Reversal of
   allowance for
   loan losses    (15,000)   (1,000)        -     (40,683)     (8,000)
                 --------- --------- --------- ----------- -----------
    Net interest
     income
     after
     reversal of
     allowance
     for loan
     losses       480,193   470,000   460,596   1,402,321   1,403,937
                 --------- --------- --------- ----------- -----------

Noninterest
 Income
  Service
   charges on
   deposit
   accounts        84,822    81,837    79,083     243,835     242,555
  Trust and
   investment
   management
   fees            43,500    48,380    47,555     127,053     146,050
  Insurance
   commissions     17,819    17,752    17,301      59,176      54,571
  Merchant
   banking fees    11,257     8,396    11,655      35,637      28,280
  Brokerage
   commissions
   and fees         5,290    10,330     8,531      22,867      26,656
  Foreign
   exchange
   gains, net       8,849     8,307     8,179      25,570      24,304
  Card
   processing
   fees, net        6,597     7,206     7,241      18,668      21,144
  Securities
   gains
   (losses), net     (320)    1,993        43     (13,289)      1,822
  Other            34,374    35,027    37,667     101,850     109,011
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     income       212,188   219,228   217,255     621,367     654,393
                 --------- --------- --------- ----------- -----------

Noninterest
 Expense
  Salaries and
   employee
   benefits       236,124   248,637   244,613     701,858     745,745
  Net occupancy    34,336    34,519    35,753     100,251     103,109
  Outside
   services        28,533    30,704    31,890      76,248      91,203
  Equipment        15,828    16,846    17,387      50,164      52,155
  Software         14,378    15,323    15,334      43,084      47,001
  Professional
   services        11,240    17,038    12,169      36,131      43,754
  Communications   10,808    10,061     9,942      30,950      30,555
  Foreclosed
   asset income    (3,435)   (7,782)     (183)     (5,606)    (15,332)
  Reversal of
   allowance for
   losses on
   off-balance
   sheet
   commitments          -    (4,000)        -      (1,000)     (7,000)
  Other            48,884    51,684    50,116     145,968     153,405
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     expense      396,696   413,030   417,021   1,178,048   1,244,595
                 --------- --------- --------- ----------- -----------

  Income from
   continuing
   operations
   before income
   taxes (2)      295,685   276,198   260,830     845,640     813,735
  Taxable-
   equivalent
   adjustment       1,051     1,358     1,872       3,124       4,478
  Income tax
   expense         93,388    92,203    87,048     274,041     273,255

                 --------- --------- --------- ----------- -----------
Income from
 Continuing
 Operations       201,246   182,637   171,910     568,475     536,002
                 --------- --------- --------- ----------- -----------

  Income (loss)
   from
   discontinued
   operations
   before income
   taxes          (25,612)      431    (2,061)    (22,385)    (15,233)
  Income tax
   expense
   (benefit)       (9,651)      157      (857)     (8,354)     (5,793)
                 --------- --------- --------- ----------- -----------
Income (Loss)
 from
 Discontinued
 Operations       (15,961)      274    (1,204)    (14,031)     (9,440)
                 --------- --------- --------- ----------- -----------
Net Income       $185,285  $182,911  $170,706    $554,444    $526,562
                 ========= ========= ========= =========== ===========

Income from
 continuing
 operations per
 common share -
 basic              $1.39     $1.28     $1.22       $3.91       $3.76
Net income per
 common share -
 basic              $1.28     $1.28     $1.21       $3.82       $3.70
                 ========= ========= ========= =========== ===========
Income from
 continuing
 operations per
 common share -
 diluted            $1.36     $1.26     $1.21       $3.84       $3.71
Net income per
 common share -
 diluted            $1.26     $1.26     $1.20       $3.74       $3.65
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 basic            144,459   142,723   140,942     145,326     142,371
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 diluted          147,613   144,878   142,568     148,062     144,452
                 ========= ========= ========= =========== ===========


----------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                   Consolidated Balance Sheets (1)
                              Exhibit 4


                                (Unaudited)               (Unaudited)
                                 September   December 31,  September
                                     30,                       30,
(Dollars in thousands)             2005         2005         2006
------------------------------- ------------ ------------ ------------
Assets
 Cash and due from banks         $2,163,149   $2,402,212   $2,168,245
 Interest bearing deposits in
  banks                             471,340      771,164       26,700
 Federal funds sold and
  securities purchased under
  resale agreements               1,454,193      796,500    1,827,000
                                ------------ ------------ ------------
  Total cash and cash
   equivalents                    4,088,682    3,969,876    4,021,945
Trading account assets              371,551      312,655      360,267
Securities available for sale:
 Securities pledged as
  collateral                        158,878       96,994       58,877
 Held in portfolio                9,647,093    8,072,286    8,582,667
Loans (net of allowance for
 loan losses: September 30,
 2005, $363,671; December 31,
 2005, $351,532; September 30,
 2006, $326,955)                 31,641,076   32,744,063   35,346,514
Due from customers on
 acceptances                         47,167       19,252       25,851
Premises and equipment, net         509,922      536,074      499,702
Intangible assets                    46,781       42,616       32,331
Goodwill                            452,617      454,015      453,489
Other assets                      2,318,507    2,113,577    2,594,084
Assets of discontinued
 operations to be disposed or
 sold                             2,016,568    1,054,594       37,529
                                ------------ ------------ ------------
  Total assets                  $51,298,842  $49,416,002  $52,013,256
                                ============ ============ ============

Liabilities
 Noninterest bearing            $20,541,706  $19,489,377  $17,446,321
 Interest bearing                21,106,649   20,592,862   24,373,885
                                ------------ ------------ ------------
  Total deposits                 41,648,355   40,082,239   41,820,206
Federal funds purchased and
 securities sold under
 repurchase agreements              357,725      651,529      265,596
Commercial paper                    859,515      680,027    1,859,747
Other borrowed funds                114,324      134,485      308,080
Acceptances outstanding              47,167       19,252       25,851
Other liabilities                 1,616,174    1,466,478    1,542,719
Medium and long-term debt           806,353      801,095    1,517,977
Junior subordinated debt
 payable to subsidiary grantor
 trust                               15,451       15,338       14,998
Liabilities of discontinued
 operations to be extinguished
 or assumed                       1,486,822    1,005,859        3,293
                                ------------ ------------ ------------
  Total liabilities              46,951,886   44,856,302   47,358,467
                                ------------ ------------ ------------

Commitments and contingencies

Stockholders' Equity
Preferred stock:
 Authorized 5,000,000 shares;
  no shares issued or
  outstanding as of September
  30, 2005, December 31, 2005
  and September 30, 2006                  -            -            -
Common stock, par value $1 per
 share at September 30, 2005,
  December 31, 2005 and
   September 30, 2006:
 Authorized 300,000,000 shares;
  issued 153,960,915 shares as
  of September 30, 2005,
  154,469,215 shares as of
  December 31, 2005 and
  155,854,756 shares as of
  September 30, 2006                153,961      154,469      155,855
Additional paid-in capital          967,242      994,956    1,064,993
Treasury stock - 9,375,943
 shares as of September 30,
 2005, 10,262,143 shares as of
 December 31, 2005 and
 15,528,019 shares as of
 September 30, 2006                (552,786)    (612,732)    (956,545)
Retained earnings                 3,901,625    4,141,400    4,494,698
Accumulated other comprehensive
 loss                              (123,086)    (118,393)    (104,212)
                                ------------ ------------ ------------
  Total stockholders' equity      4,346,956    4,559,700    4,654,789
                                ------------ ------------ ------------
  Total liabilities and
   stockholders' equity         $51,298,842  $49,416,002  $52,013,256
                                ============ ============ ============


-------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                        Loans (Unaudited) (1)
                              Exhibit 5

                                                      Percent Change
                                                             to
                              Three Months Ended       September 30,
                                                          2006 from
                         ---------------------------- ----------------
                         September June 30, September September June
                            30,                30,       30,      30,
(Dollars in millions)      2005     2006      2006      2005    2006
------------------------ --------- -------- --------- --------- ------

Loans (period average)
 Commercial, financial
  and industrial          $11,453  $12,955   $13,237     15.58%  2.18%
 Construction               1,299    1,724     1,991     53.27% 15.49%
 Mortgage - Commercial      5,589    5,662     5,681      1.65%  0.34%
 Mortgage -
  Residential              10,763   11,733    11,971     11.22%  2.03%
 Consumer                   2,478    2,505     2,507      1.17%  0.08%
 Lease financing              593      564       570    (3.88%)  1.06%
                         --------- -------- ---------

  Total loans held to
   maturity               $32,175  $35,143   $35,957     11.75%  2.32%
  Total loans held for
   sale                         3        4         9     nm       nm
                         --------- -------- ---------

   Total loans            $32,178  $35,147   $35,966     11.77%  2.33%
                         ========= ======== =========

Nonperforming assets
 (period end)
 Nonaccrual loans:
  Commercial, financial
   and industrial             $25       $4       $14   (44.00%)   nm
  Mortgage - Commercial        10       17        19     90.00% 11.76%
  Lease                         -       15        15     nm      0.00%
                         --------- -------- ---------

          Total
           nonaccrual
           loans               35       36        48     37.14% 33.33%
 Foreclosed assets              3        -         -  (100.00%)     -
                         --------- -------- ---------

          Total
           nonperforming
           assets             $38      $36       $48     26.32% 33.33%
                         ========= ======== =========

 Loans 90 days or more
  past due and
 still accruing                $5       $3        $4   (20.00%) 33.33%

Analysis of Allowances
 for Credit Losses
 Beginning balance           $395     $340      $329

 Reversal of allowance
  for loan losses             (15)      (1)        -

 Loans charged off:
  Commercial, financial
   and industrial              (9)     (18)       (4)
  Consumer                     (1)      (1)       (1)
  Lease financing             (19)       -         -
                         --------- -------- ---------
   Total loans charged
    off                       (29)     (19)       (5)
                         --------- -------- ---------

 Loans recovered:
  Commercial, financial
   and industrial              13        9         3
                         --------- -------- ---------
   Total loans
    recovered                  13        9         3
                         --------- -------- ---------
          Net loans
           charged off        (16)     (10)       (2)
                         --------- -------- ---------

 Ending balance of
  allowance for loan
  losses                     $364     $329      $327
 Allowance for off-
  balance sheet
  commitment losses            82       79        79
                         --------- -------- ---------
                                                  $-
 Allowances for credit
  losses                     $446     $408      $406
                         ========= ======== =========

------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 6


                                         For the Three Months Ended
                                      --------------------------------
                                             September 30, 2005
                                      --------------------------------
                                                   Interest  Average
                                        Average     Income/  Yield/
(Dollars in thousands)                  Balance    Expense  Rate (6)
                                                      (10)     (10)
------------------------------------- ------------ -------------------
Assets
Loans (11)                            $32,177,816  $461,892    5.71 %
Securities - taxable                    9,971,085    96,706    3.88
Securities - tax-exempt                    65,800     1,350    8.21
Interest bearing deposits in banks         57,042       303    2.11
Federal funds sold and securities
purchased under resale agreements         770,116     6,777    3.49
Trading account assets                    329,318     1,115    1.34
                                      ------------ ---------
       Total earning assets            43,371,177   568,143    5.21
                                                   ---------
Allowance for loan losses                (392,651)
Cash and due from banks                 2,232,281
Premises and equipment, net               514,156
Other assets                            2,487,066
                                      ------------
       Total assets                   $48,212,029
                                      ============
Liabilities
Deposits:
     Interest bearing                 $13,157,103    44,318    1.34
     Savings and consumer time          4,642,782    15,668    1.34
     Large time                         3,105,857    22,810    2.91
                                      ------------ ---------
       Total interest bearing
        deposits                       20,905,742    82,796    1.57
                                      ------------ ---------
Federal funds purchased and
 securities
sold under repurchase agreements          630,272     5,158    3.25
Net funding allocated from (to)
discontinued operations (12)             (593,732)   (4,864)   3.25
Commercial paper                        1,207,822     9,394    3.09
Other borrowed funds                      173,853     1,707    3.89
Medium and long-term debt                 817,602     8,520    4.13
Trust notes                                15,506       239    6.15
                                      ------------ ---------
       Total borrowed funds             2,251,323    20,154    3.55
                                      ------------ ---------
       Total interest bearing
        liabilities                    23,157,065   102,950    1.76
                                                   ---------
Noninterest bearing deposits           19,387,786
Other liabilities                       1,392,056
                                      ------------
       Total liabilities               43,936,907
Stockholders' Equity
Common equity                           4,275,122
                                      ------------
       Total stockholders' equity       4,275,122
                                      ------------
       Total liabilities and
        stockholders'
       equity                         $48,212,029
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                          465,193    4.27 %
Less: taxable-equivalent adjustment                   1,051
                                                   ---------
       Net interest income                         $464,142
                                                   =========

     -----------------------------------------------------------------


                                         For the Three Months Ended
                                       -------------------------------
                                             September 30, 2006
                                       -------------------------------
                                                    Interest  Average
                                         Average    Income/   Yield/
(Dollars in thousands)                   Balance    Expense  Rate (6)
                                                      (10)      (10)
----------------------------------------------------------------------
Assets
Loans (11)                             $35,965,823  $575,799    6.37 %
Securities - taxable                     8,548,420   107,378    5.02
Securities - tax-exempt                     59,644     1,231    8.26
Interest bearing deposits in banks          37,351       411    4.37
Federal funds sold and securities
purchased under resale agreements          894,039    12,024    5.34
Trading account assets                     349,368     1,832    2.08
                                       ----------------------
    Total earning assets                45,854,645   698,675    6.06
                                                   ----------
Allowance for loan losses                 (328,399)
Cash and due from banks                  2,063,653
Premises and equipment, net                497,957
Other assets                             2,689,563
                                       ------------
    Total assets                       $50,777,419
                                       ============
Liabilities
Deposits:
   Interest bearing                    $12,405,367    73,826    2.36
   Savings and consumer time             4,493,082    25,682    2.27
   Large time                            6,692,874    82,790    4.91
                                       ----------------------
    Total interest bearing deposits     23,591,323   182,298    3.07
                                       ----------------------
Federal funds purchased and securities
sold under repurchase agreements           419,665     5,345    5.05
Net funding allocated from (to)
discontinued operations (12)               (34,738)     (454)   5.18
Commercial paper                         1,645,428    20,835    5.02
Other borrowed funds                       577,533     7,842    5.39
Medium and long-term debt                1,496,207    21,974    5.83
Trust notes                                 15,054       239    6.33
                                       ----------------------
    Total borrowed funds                 4,119,149    55,781    5.37
                                       ----------------------
    Total interest bearing liabilities  27,710,472   238,079    3.41
                                                   ----------
Noninterest bearing deposits            16,990,816
Other liabilities                        1,497,496
                                       ------------
    Total liabilities                   46,198,784
Stockholders' Equity
Common equity                            4,578,635
                                       ------------
    Total stockholders' equity           4,578,635
                                       ------------
    Total liabilities and stockholders'
    equity                             $50,777,419
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                           460,596    4.00 %
Less: taxable-equivalent adjustment                    1,872
                                                   ----------
    Net interest income                             $458,724
                                                   ==========

   ------------------------------------------------------------------

    Average Assets and Liabilities of Discontinued
     Operations for Period Ended:
                                          September      September
                                           30, 2005        30, 2006
                                         ------------    -----------
    Assets                                $1,978,255        $41,135
    Liabilities                           $1,384,523         $6,397
    Net Asset                               $593,732        $34,738

 --------------------------------------------------------------------

---------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 7


                                          For the Three Months Ended
                                        ------------------------------
                                                June 30, 2006
                                        ------------------------------
                                                    Interest  Average
                                          Average    Income/  Yield/
(Dollars in thousands)                    Balance   Expense  Rate (6)
                                                       (10)     (10)
----------------------------------------------------------------------
Assets
Loans: (11)                             $35,146,976 $548,017   6.25 %
Securities - taxable                      8,349,759  102,733   4.92
Securities - tax-exempt                      63,222    1,275   8.06
Interest bearing deposits in banks           34,462      423   4.92
Federal funds sold and securities
purchased under resale agreements           379,412    4,725   4.99
Trading account assets                      384,763    1,685   1.76
                                        ---------------------
Total earning assets                     44,358,594  658,858   5.95
                                                    ---------
Allowance for loan losses                  (334,556)
Cash and due from banks                   2,107,846
Premises and equipment, net                 506,607
Other assets                              2,690,883
                                        ------------
Total assets                            $49,329,374
                                        ============
Liabilities
Deposits:
Interest bearing                        $12,614,869   65,457   2.08
Savings and consumer time                 4,470,764   21,502   1.93
Large time                                5,062,473   56,718   4.49
                                        ---------------------
Total interest bearing deposits          22,148,106  143,677   2.60
                                        ---------------------
Federal funds purchased and securities
sold under repurchase agreements            748,050    8,902   4.77
Net funding allocated from (to)
discontinued operations (12)                (36,123)    (447)  4.97
Commercial paper                          1,650,266   19,137   4.65
Other borrowed funds                        108,095    1,476   5.47
Medium and long-term debt                 1,179,432   16,875   5.74
Trust notes                                  15,167      238   6.28
                                        ---------------------
Total borrowed funds                      3,664,887   46,181   5.05
                                        ---------------------
Total interest bearing liabilities       25,812,993  189,858   2.95
                                                    ---------
Noninterest bearing deposits             17,543,946
Other liabilities                         1,432,959
                                        ------------
Total liabilities                        44,789,898
Stockholders' Equity
Common equity                             4,539,476
                                        ------------
Total stockholders' equity                4,539,476
                                        ------------
Total liabilities and stockholders'
    equity                              $49,329,374
                                        ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                          469,000   4.23 %
Less: taxable-equivalent adjustment                    1,358
                                                    ---------
Net interest income                                 $467,642
                                                    =========

----------------------------------------------------------------------


                                          For the Three Months Ended
                                         -----------------------------
                                              September 30, 2006
                                         -----------------------------
                                                     Interest  Average
                                           Average    Income/  Yield/
(Dollars in thousands)                     Balance   Expense  Rate (6)
                                                        (10)    (10)
----------------------------------------------------------------------
Assets
Loans: (11)                              $35,965,823 $575,799   6.37 %
Securities - taxable                       8,548,420  107,378   5.02
Securities - tax-exempt                       59,644    1,231   8.26
Interest bearing deposits in banks            37,351      411   4.37
Federal funds sold and securities
purchased under resale agreements            894,039   12,024   5.34
Trading account assets                       349,368    1,832   2.08
                                         ---------------------
Total earning assets                      45,854,645  698,675   6.06
                                                     ---------
Allowance for loan losses                   (328,399)
Cash and due from banks                    2,063,653
Premises and equipment, net                  497,957
Other assets                               2,689,563
                                         ------------
Total assets                             $50,777,419
                                         ============
Liabilities
Deposits:
Interest bearing                         $12,405,367   73,826   2.36
Savings and consumer time                  4,493,082   25,682   2.27
Large time                                 6,692,874   82,790   4.91
                                         ---------------------
Total interest bearing deposits           23,591,323  182,298   3.07
                                         ---------------------
Federal funds purchased and securities
sold under repurchase agreements             419,665    5,345   5.05
Net funding allocated from (to)
discontinued operations (12)                 (34,738)    (454)  5.18
Commercial paper                           1,645,428   20,835   5.02
Other borrowed funds                         577,533    7,842   5.39
Medium and long-term debt                  1,496,207   21,974   5.83
Trust notes                                   15,054      239   6.33
                                         ---------------------
Total borrowed funds                       4,119,149   55,781   5.37
                                         ---------------------
Total interest bearing liabilities        27,710,472  238,079   3.41
                                                     ---------
Noninterest bearing deposits              16,990,816
Other liabilities                          1,497,496
                                         ------------
Total liabilities                         46,198,784
Stockholders' Equity
Common equity                              4,578,635
                                         ------------
Total stockholders' equity                 4,578,635
                                         ------------
Total liabilities and stockholders'
    equity                               $50,777,419
                                         ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                           460,596   4.00 %
Less: taxable-equivalent adjustment                     1,872
                                                     ---------
Net interest income                                  $458,724
                                                     =========

---------------------------------------------------------------------

Average Assets and Liabilities of Discontinued
 Operations for Period Ended:
                                               June 30,    Sept. 30,
                                                 2006         2006
                                               --------    ---------
Assets                                         $79,188      $41,135
Liabilities                                    $43,065       $6,397
Net Asset                                      $36,123      $34,738

---------------------------------------------------------------------

----------------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 8


                                        For the Nine Months Ended
                                   -----------------------------------
                                           September 30, 2005
                                   -----------------------------------
                                                  Interest   Average
                                      Average     Income/    Yield/
(Dollars in thousands)                Balance   Expense (10)Rate (6)
                                                               (10)
----------------------------------------------------------------------
Assets
Loans: (11)                         $30,843,202  $1,305,807    5.66  %
Securities - taxable                 10,678,358     298,317    3.72
Securities - tax-exempt                  66,379       4,022    8.08
Interest bearing deposits in banks       96,961       1,432    1.97
Federal funds sold and securities
purchased under resale agreements       615,967      14,406    3.13
Trading account assets                  275,087       3,072    1.49
                                   -------------------------
Total earning assets                 42,575,954   1,627,056    5.10
                                                ------------
Allowance for loan losses              (398,404)
Cash and due from banks               2,240,948
Premises and equipment, net             519,915
Other assets                          2,404,271
                                   -------------
Total assets                        $47,342,684
                                   =============
Liabilities
Deposits:
Interest bearing                    $12,614,932     101,752    1.08
Savings and consumer time             4,707,515      42,841    1.22
Large time                            3,190,094      61,455    2.58
                                   -------------------------
Total interest bearing deposits      20,512,541     206,048    1.34
                                   -------------------------
Federal funds purchased and
 securities sold under repurchase
 agreements                           1,021,123      20,829    2.73
Net funding allocated from (to)
discontinued operations (12)           (535,998)    (11,499)   2.87
Commercial paper                      1,078,558      21,761    2.70
Other borrowed funds                    183,997       5,053    3.67
Medium and long-term debt               808,686      22,511    3.72
Trust notes                              15,618         715    6.10
                                   -------------------------
Total borrowed funds                  2,571,984      59,370    3.09
                                   -------------------------
Total interest bearing liabilities   23,084,525     265,418    1.54
                                                ------------
Noninterest bearing deposits         18,792,219
Other liabilities                     1,256,056
                                   -------------
Total liabilities                    43,132,800
Stockholders' Equity
Common equity                         4,209,884
                                   -------------
Total stockholders' equity            4,209,884
                                   -------------
Total liabilities and stockholders'
    equity                          $47,342,684
                                   =============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                       1,361,638    4.27  %
Less: taxable-equivalent adjustment                   3,124
                                                ------------
Net interest income                              $1,358,514
                                                ============

----------------------------------------------------------------------


                                         For the Nine Months Ended
                                     ---------------------------------
                                            September 30, 2006
                                     ---------------------------------
                                                   Interest   Average
                                       Average     Income/    Yield/
(Dollars in thousands)                 Balance   Expense (10)Rate (6)
                                                                (10)
----------------------------------------------------------------------
Assets
Loans: (11)                          $35,100,506  $1,636,804    6.23 %
Securities - taxable                   8,378,496     306,164    4.87
Securities - tax-exempt                   62,670       3,804    8.09
Interest bearing deposits in banks        43,804       1,570    4.79
Federal funds sold and securities
purchased under resale agreements        541,607      20,594    5.08
Trading account assets                   354,134       5,047    1.91
                                     ------------------------
Total earning assets                  44,481,217   1,973,983    5.93
                                                 ------------
Allowance for loan losses               (337,145)
Cash and due from banks                2,096,935
Premises and equipment, net              510,416
Other assets                           2,675,245
                                     ------------
Total assets                         $49,426,668
                                     ============
Liabilities
Deposits:
Interest bearing                     $12,757,571     201,641    2.11
Savings and consumer time              4,477,251      65,672    1.96
Large time                             5,133,186     173,971    4.53
                                     ------------------------
Total interest bearing deposits       22,368,008     441,284    2.64
                                     ------------------------
Federal funds purchased and
 securities sold under repurchase
 agreements                              678,926      23,657    4.66
Net funding allocated from (to)
discontinued operations (12)             (42,570)     (1,509)   4.74
Commercial paper                       1,514,196      52,420    4.63
Other borrowed funds                     319,096      12,233    5.13
Medium and long-term debt              1,164,090      49,246    5.66
Trust notes                               15,166         715    6.28
                                     ------------------------
Total borrowed funds                   3,648,904     136,762    5.01
                                     ------------------------
Total interest bearing liabilities    26,016,912     578,046    2.97
                                                 ------------
Noninterest bearing deposits          17,348,964
Other liabilities                      1,508,382
                                     ------------
Total liabilities                     44,874,258
Stockholders' Equity
Common equity                          4,552,410
                                     ------------
Total stockholders' equity             4,552,410
                                     ------------
Total liabilities and stockholders'
    equity                           $49,426,668
                                     ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                 1,395,937    4.19 %
Less: taxable-equivalent adjustment                    4,478
                                                 ------------
Net interest income                               $1,391,459
                                                 ============

---------------------------------------------------------------------

Average Assets and Liabilities of
 Discontinued Operations for Period Ended:
                                             September     September
                                               30, 2005     30, 2006
                                             -----------   ---------
Assets                                       $1,974,884    $244,210
Liabilities                                  $1,438,886    $201,640
Net Asset                                      $535,998     $42,570

                                            -------------------------

Refer to Exhibit 11 for footnote
 explanations.




               UnionBanCal Corporation and Subsidiaries

                  Noninterest income (Unaudited) (1)
                              Exhibit 9


                                                   Percentage Change
                                                            to
                       For the Three Months Ended  September 30, 2006
                                                           From
                      ---------------------------- -------------------
                      Sept. 30,June 30,  Sept. 30, Sept. 30, June 30,
 (Dollars in
  thousands)            2005     2006      2006      2005     2006
 --------------------------------------- --------- -------------------
 Service charges on
  deposit accounts     $84,822  $81,837   $79,083     (6.77)%  (3.37)%
 Trust and investment
  management fees       43,500   48,380    47,555      9.32    (1.71)
 Insurance commissions  17,819   17,752    17,301     (2.91)   (2.54)
 Merchant banking fees  11,257    8,396    11,655      3.54    38.82
 Brokerage commissions
  and fees               5,290   10,330     8,531     61.27   (17.42)
 Foreign exchange
  gains, net             8,849    8,307     8,179     (7.57)   (1.54)
 Card processing fees,
  net                    6,597    7,206     7,241      9.76     0.49
 Securities gains
  (losses), net           (320)   1,993        43         nm  (97.84)
 Gain on private
  capital investments,
  net                    5,692    3,702     7,681     34.94   107.48
 Other                  28,682   31,325    29,986      4.55    (4.27)
                      ------------------ ---------
 Total noninterest
  income              $212,188 $219,228  $217,255      2.39 %  (0.90)%
                      ================== =========



                 Noninterest expense (Unaudited) (1)

                                                   Percentage Change
                                                            to
                                                   September 30, 2006
                       For the Three Months Ended          From
                      ---------------------------- -------------------
                      Sept. 30,June 30,  Sept. 30, Sept. 30, June 30,
 (Dollars in
  thousands)            2005     2006      2006      2005     2006
 --------------------------------------- --------- -------------------
 Salaries and other
  compensation        $190,293 $201,689  $200,591      5.41 %  (0.54)%
 Employee benefits      45,831   46,948    44,022     (3.95)   (6.23)
                      ------------------ ---------
 Salaries and employee
  benefits             236,124  248,637   244,613      3.60    (1.62)
 Net occupancy          34,336   34,519    35,753      4.13     3.57
 Outside services       28,533   30,704    31,890     11.77     3.86
 Equipment              15,828   16,846    17,387      9.85     3.21
 Software               14,378   15,323    15,334      6.65     0.07
 Professional services  11,240   17,038    12,169      8.27   (28.58)
 Advertising and
  public relations       9,114   11,270    11,726     28.66     4.05
 Communications         10,808   10,061     9,942     (8.01)   (1.18)
 Data processing         7,406    7,845     7,933      7.12     1.12
 Intangible asset
  amortization           4,985    3,427     3,427    (31.25)    0.00
 Foreclosed asset
  income                (3,435)  (7,782)     (183)   (94.67)  (97.65)
 Reversal of allowance
  for losses on
 off-balance sheet
  commitments                -   (4,000)        -      0.00  (100.00)
 Other                  27,379   29,142    27,030     (1.27)   (7.25)
                      ------------------ ---------
 Total noninterest
  expense             $396,696 $413,030  $417,021      5.12 %   0.97 %
                      ================== =========


----------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries

                  Noninterest income (Unaudited) (1)
                              Exhibit 10


                                                           Percentage
                                                            Change to
                                       For the Nine Months September
                                              Ended         30, 2006
                                                               From
                                       ------------------- -----------
                                       September September  September
                                          30,       30,        30,
  (Dollars in thousands)                 2005      2006       2005
  ------------------------------------ --------- ---------  ----------
  Service charges on deposit accounts  $243,835  $242,555      (0.52)%
  Trust and investment management fees  127,053   146,050      14.95
  Insurance commissions                  59,176    54,571      (7.78)
  Merchant banking fees                  35,637    28,280     (20.64)
  Brokerage commissions and fees         22,867    26,656      16.57
  Foreign exchange gains, net            25,570    24,304      (4.95)
  Card processing fees, net              18,668    21,144      13.26
  Securities gains (losses), net        (13,289)    1,822          nm
  Gain on private capital investments,
   net                                   18,888    14,210     (24.77)
  Other                                  82,962    94,801      14.27
                                       --------- ---------
     Total noninterest income          $621,367  $654,393       5.32 %
                                       ========= =========



                 Noninterest expense (Unaudited) (1)

                                                            Percentage
                                                             Change to
                                                            September
                                                             30, 2006
                                 For the Nine Months Ended     From
                                 -------------------------  ----------
                                 September 30, September    September
                                                   30,         30,
  (Dollars in thousands)             2005         2006        2005
  ------------------------------ ------------- -----------  ----------
  Salaries and other
   compensation                      $556,249    $596,539       7.24 %
  Employee benefits                   145,609     149,206       2.47
                                 ------------- -----------
      Salaries and employee
       benefits                       701,858     745,745       6.25
  Net occupancy                       100,251     103,109       2.85
  Outside services                     76,248      91,203      19.61
  Equipment                            50,164      52,155       3.97
  Software                             43,084      47,001       9.09
  Professional services                36,131      43,754      21.10
  Advertising and public
   relations                           25,657      33,228      29.51
  Communications                       30,950      30,555      (1.28)
  Data processing                      24,703      23,175      (6.19)
  Intangible asset amortization        14,956      10,284     (31.24)
  Foreclosed asset income              (5,606)    (15,332)         nm
  Reversal of allowance for
   losses on
      off-balance sheet                                            nm
       commitments                     (1,000)     (7,000)
  Other                                80,652      86,718       7.52
                                 ------------- -----------
      Total noninterest expense    $1,178,048  $1,244,595       5.65 %
                                 ============= ===========


--------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries

                              Footnotes
                              Exhibit 11

----------------------------------------------------------------------
(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented reflect the discontinued operations.
(2) Taxable-equivalent basis.
(3) Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
(4) End of period total assets and assets used in calculating these ratios include those of discontinued operations.
(5) Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.
(6) Annualized.
(7) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.
(8) Estimated as of September 30, 2006. The regulatory capital and leverage ratios were not restated and therefore include discontinued operations.
(9) The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.
(10) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(11) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs)
is included in interest income on loans, representing an adjustment to the yield.
(12) Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.
 nm = not meaningful

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)